Exhibit 28 (p)(2)

International Value Advisers, LLC

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CODE OF ETHICS AND PERSONAL TRADING POLICY

General Policy

International Value Advisers, LLC (“IVA”) serves as investment adviser to investment companies and other asset management accounts (jointly “Investment Vehicles”). As an investment adviser, IVA is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics (“Code”) was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions for IVA personnel.

IVA has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an advisory employee invests for his or her own account, conflicts of interest may arise between a client’s and t employee’s interest. Such conflicts may include using that employee’s advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for the employee’s own portfolio, or front-running, which occurs when an advisory employee trades in his or her personal account before making client transactions. As a fiduciary, IVA owes a duty of loyalty to clients, which requires that an advisory employee must always place the client’s interest first and foremost and shall not take inappropriate advantage of his or her position. Thus, IVA personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm’s clients.

Pursuant to this Code, IVA personnel, their family members, and other persons associated with IVA will be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Each person subject to this Code must read and retain a copy of this Code and agree to abide by its terms. Failure to comply with the provisions of this Code may result in the imposition of serious sanctions, including, but not limited to disgorgement of profits, penalties, dismissal, substantial personal liability and/or referral to regulatory or law enforcement agencies. All employees are required to comply with the federal securities laws.

Any questions regarding this Code of Ethics should be directed to the Chief Compliance Officer (“CCO”).

Purpose of Code

This Code was adopted pursuant to the provisions Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”), as amended. The provisions of the Advisers Act are designed to prevent persons who are actively engaged in the management and portfolio selection for investment advisory clients from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such accounts. IVA personnel will be subject to various pre-clearance and reporting requirements based on their responsibilities within IVA and accessibility to certain information.

Prohibitions and Restrictions

1. Prohibition Against Fraud, Deceit and Manipulation – All IVA Partners, Officers and Covered Persons

All IVA Partners, Officers and Covered Persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle for which IVA acts as an investment adviser:

(a)    employ any device, scheme or artifice to defraud the Investment Vehicle;

(b)   make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(c)    engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

(d)   engage in any manipulative practice with respect to the Investment Vehicle.

2.      Excessive Trading of Mutual Fund Shares - All IVA Partners, Officers and Covered Persons

All IVA Partners, Officers and Covered Persons may not, directly or indirectly, engage in excessive short-term trading of shares of open-end funds within the IVA Family of Funds. For purposes of this section, a person’s trades shall be considered “excessive” if made in violation of any stated policy in the mutual fund’s prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

Note that the IVA Funds are Covered Securities. Trades in the IVA Funds do not have to be pre-cleared but do have to be reported in accordance with this Code.

Definition of “Personal Account”

For purposes of this Personal Trading Policy, “Personal Accounts” include (1) the account of any partner, officer, member, manager or employee of IVA (“Covered Persons”), (2) the account of IVA, and (3) any other account as to which IVA or any Covered Person has a direct or indirect pecuniary interest or exercises direct or indirect control or influence (“Affiliated Accounts”). Affiliated Accounts include accounts of:

•	a spouse (other than a legally separated or divorced spouse and including domestic partners) of a Covered Person;

•	a minor child or grandchild residing in the home of a Covered Person or attending college;

•	any other family member who resides in the home of a Covered Person or whose account is managed by a Covered Person;

•	any entity or other account as to which a Covered Person, or any person specified in clauses 1 through 3 above, has a pecuniary interest or exercises direct or indirect control or influence (such as a trust or estate, a partnership of which the person is a partner, or a corporation in which the person has a pecuniary interest), except that Affiliated Accounts do not include, for this purpose, those of Clients; and

•	any entity from which or account as to which a Covered Person is entitled to receive, directly or indirectly, performance-related compensation, except that Affiliated Accounts do not include, for this purpose, those of Clients

A Covered Person may, by written application to the Compliance Officer, request a waiver from the application of part or all of this Personal Trading Policy to any Personal Account over which such person does not have any direct or indirect influence or control. The Compliance Officer is under no obligation to grant any such waiver.

Also, from time to time, IVA may designate certain of its agents, consultants, or other representatives temporarily as a “Covered Person” for purposes of this Code of Ethics and other IVA policies, if deemed necessary or appropriate in the clients’ best interests.

Covered Persons are cautioned that, under the federal securities laws, a wide variety of indirect interests, or accounts over which Covered Persons may exercise direct or indirect control or influence, may constitute a “Personal Account,” and, in case of any doubt or uncertainty, such persons are strongly urged to discuss the applicability of these rules with the Compliance Officer, who may consult with legal counsel.

Restrictions on Transactions for Personal Accounts

The Partners of the Adviser may not transact in equity and fixed income securities. Partners may sell equity and fixed income securities that were acquired prior to the falling within the guidelines of this Code. The above restrictions notwithstanding, a Partner of the Adviser may transact in equity and fixed income securities in an account in the name of his or her minor child subject to the applicable requirements under this Code, including preclearance and reporting requirements, in addition to the requirement that the aggregate contribution amount of the account(s) shall not exceed $50,000 net of any withdrawals. All other employees and supervised persons of IVA may transact for their own personal account. However, buy transactions are only permitted to be executed on the first day of the quarter. In addition, all transactions are subject to pre-approval by the CCO. The CCO’s transactions are reviewed by a Partner. Any transaction may be canceled by the end of the day by the Compliance Officer. A Personal Securities Trading Request Form, which should be used to request approval, is included at the end of this Code of Ethics.  The Compliance Officer will promptly notify the Covered Person of clearance or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Covered Person.  Notification of approval or denial to trade may be given verbally; however, it must be confirmed in writing by indicating such action on the person’s Personal Securities Trading Request Form and returning it to the Covered Person within 24 hours of the verbal notification. Approval to trade is valid only on the business day that such approval is given.

Trading for Personal Accounts is not permitted for the following securities: (i) securities that are currently held by any Portfolio; (ii) securities of an issuer that currently has a convertible security outstanding; and (iii) securities that are currently under review or consideration by IVA for purchase or sale by a Client. In addition, personal trading is prohibited in all securities that are convertible, exchangeable, or exercisable into such security.

Upon receipt of a Personal Securities Trading Request Form, the Compliance Officer will consult with the trading desk to determine whether the transaction involves any security that is subject to these restrictions and, if it does, will issue a denial. Notwithstanding anything to the contrary herein, if a Covered Person held these securities at the time this policy was adopted, the Covered Person may continue to hold such securities and may sell them with the prior approval of the Compliance Officer. Exceptions to the general prohibition on trading in the securities of convertibles issuers may be granted upon the written approval of the Compliance Officer.

Covered Persons may not acquire securities as part of an Initial Public Offering (“IPO”) without obtaining the written approval of the Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

Covered Persons also may not acquire a Beneficial Ownership interest in securities issued in a private placement transaction without obtaining prior written approval from the Compliance Officer.

Trade pre-approval is not required for the following transactions:

•	the purchase and sale of direct obligations of the U.S. Government or government agency securities;

•	the purchase or sale of bankers’ acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments, including repurchase agreements;

•	the purchase or redemption of shares issued by money market funds;

•	the purchase or redemption of shares issued by mutual funds (registered open-end investment companies);

•	the purchase or redemption of shares issued by unit investment trusts that are invested exclusively in one or more mutual funds; or

•	any acquisition of securities through stock dividends, dividend re-investments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate re-organizations or distributions generally applicable to all holders of the same class of securities

Duplicates of all confirmations and monthly statements for each Personal Account must be sent to the attention of the Compliance Officer. The Compliance Officer or her designee will periodically review confirmations and/or statements and compare them with employees’ approved Personal Securities Trading Request Forms.

When any Covered Person recommends that a security be bought or sold for a Client, such person must disclose to the Compliance Officer if a position in that security is currently held in a Personal Account in which such person has a direct or indirect pecuniary interest or exercises direct or indirect control or influence. The Compliance Officer may restrict such person from buying or selling the position for any Personal Account until a specified period of time after Clients no longer have a position. Transactions in listed options and other derivatives are considered to be in the underlying security.

Holdings Statements

Within ten business days of becoming a Covered Person, a Covered Person must submit to the Compliance Officer a written disclosure identifying his or her Personal Accounts and a copy of the most recent statement for each account (dated no more than 45 days before becoming a Covered Person) listing all holdings in the account, and arrange for copies of all future confirmations and account statements to be sent directly to the Compliance Officer. Covered Persons also must, on an annual basis, disclose in writing all of their Personal Accounts.

Covered Persons must report their holdings in brokerage, bank, trust and other custody or trading accounts maintained at a financial institution, as well as relevant holdings held outside such accounts. The disclosure must be current as of a date no more than 45 days prior to the date the person becomes a Covered Person. All Personal Accounts in which the Covered Person invests in, trades or holds securities must be identified, and all securities, including options, securities acquired in private placements, and securities issued by unregistered investment funds, must be listed, either on account statements or separately in writing. The following types of securities holdings need not be reported:

•	direct obligations of the U.S. Government;

•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	shares issued by money market funds;

•	shares issued by mutual funds (registered open-end investment companies) not managed by IVA or any affiliate; or

•	shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not managed by IVA or any affiliate

Before opening a new account, a Covered Person must have the approval of the Compliance Officer. The Compliance Officer must receive copies of all confirms, trades, and brokerage statements for personal trading accounts of Covered Persons.

Outside Activities

It is a violation of an employee’s duty of loyalty to IVA and thus a conflict of interest for any employee, without the prior written consent of the Compliance Officer:

(1)   to rebate, directly or indirectly, to any person, IVA or corporation, any part of the compensation received as an employee;

(2)   to be engaged in any business other than the employee’s employment with IVA;

(3)   to own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business except with regard to stock ownership or other financial interest in any securities, financial, or related business which is publicly owned, unless a control relationship exists; or

(4)   directly or indirectly to engage or have an interest in any business which is providing investment advisory or management services or any other services provided by IVA or any of its affiliates. Notwithstanding the foregoing, nothing herein shall prevent the undersigned from acting as the investment advisor or manager for the assets of the spouse, children, parents or siblings of the undersigned or trusts or other entities for the primary benefit of such persons.

All outside activities conducted by an employee that either (1) involve a substantial time commitment or (2) involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances must be approved beforehand by the Compliance Officer. The Compliance Officer may require full details concerning the outside activity including the number of hours involved and the compensation to be received. Prior to accepting an officership or directorship in any business, an employee must also obtain approval from the Compliance Officer. If an employee becomes a director of an issuer, securities of which are owned by one or more Funds, any remuneration paid by the issuer to the employee in respect of his or her service must be paid to the relevant Fund(s) in proportion to the amount of their respective investments in the issuer.

Gifts

This section describes policies and procedures designed to ensure that IVA employees are not unduly influenced by the receipt of gifts or other inducements and do not attempt to influence current or potential investors, vendors, service providers or other counterparties (including trading counterparties) with gifts or other inducements. For purposes of this section, the term “gift” includes money, services, travel, entertainment, hospitality and products, including gifts related to national holidays or other similar circumstances.

Accepting gifts is improper when it would compromise, or could reasonably be viewed as compromising, an employee’s ability to make objective and fair business decisions that are in the best interests of IVA and its investors. Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special advantage in a business relationship. Finally, an employee that purchases products or services (e.g., office supplies, technology-related products, or brokerage services) for IVA or Clients may not use that position to benefit him or herself.

Giving Gifts

Cash or Cash-Equivalents

IVA employees may never give cash or cash equivalents to any current or potential investors, vendors, service providers or other counterparties without the prior written approval of the Compliance Officer.

Gifts to Government Officials

Providing certain types of gifts or inducements to domestic or foreign government officials can constitute a crime or create the appearance of an improper activity. Accordingly, IVA employees are prohibited from providing gifts to any government official.

Giving of Non-Cash Gifts to Investors

Except as described below, no employee or person associated with IVA may offer gifts having an aggregate value of more than $250 per year to any current or potential Investor, or person associated with a current or potential investor (subject to IVA’s absolute prohibition against gifts to government officials).

Business Meals

IVA employees may host business meals for current or potential investors without counting them toward the $250 annual limit if: (i) the meals have a valid business purpose; (ii) the IVA employee is present; and (iii) the meals are not so frequent or extravagant as to raise any question of impropriety. Business meals have a valid business purpose when they provide an opportunity to discuss meaningfully IVA business or other legitimate business topics.

Entertainment

IVA employees may host entertainment events for current and potential investors without counting them toward the $250 annual limit if: (i) they have a valid business purpose; (ii) the IVA employee is present; (iii) they are held at appropriate venues consistent with the highest standards of ethics, integrity, and professional propriety; and (iv) they are not so frequent or extravagant as to raise any question of impropriety. Entertainment events have a valid business purpose when they provide an opportunity to discuss meaningfully IVA business or other legitimate business topics.

Travel Expenses

IVA employees may provide to current or potential investors reasonable local transportation without counting such transportation toward the $250 annual limit; provided such transportation is in connection with visits to IVA offices or some other valid business purpose, such as to and from business meals and entertainment events.

To Pension Plans

Many state and local governments restrict gratuities to, and entertainment of, representatives of governmental benefit plans. The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low. Department of Labor rules applicable to union plans also restrict gratuities to, and entertainment of, representatives of such plans. In addition, private pension and employee benefit plans may impose similar restrictions. Accordingly, no gift or entertainment in any amount should be provided to representatives of any pension plan without the prior approval of the Compliance Officer.

To Registered Representatives of Broker-Dealers

No IVA employee may give gifts in excess of $250 per year to any registered representative of a broker-dealer (without the approval of the Compliance Officer).

To Vendors/Service Providers

No IVA employee may give gifts in excess of $250 per year to any person at a vendor or service provider (without the approval of the Compliance Officer).

Receipt of Gifts

Solicitation of Gifts

No IVA employee may solicit any gift from a current or potential investor in a Fund (including representatives and agents, such as consultants, of the investor), a vendor, a service provider or any counterparty.

Cash or Cash-Equivalents

IVA employees may never accept for themselves or for their friends and/or family any cash, cash equivalents (e.g., gift cards or gift certificates), or preferential discounts from current or potential investors, vendors, service providers or other counterparties without the prior written consent of the Compliance Officer.

Receipt of Non-Cash Gifts

Except as described in this sub-section, employees may receive gifts up to $250 in the aggregate per year from any investor, potential investor, vendor, service provider or other counterparty. Gifts given to an IVA employee that are of an extraordinary or extravagant nature must be declined or returned in order not to compromise the reputation of the employee or IVA. If a gift is received in violation of these policies, which cannot reasonably be refused or returned, the IVA employee should immediately contact the Compliance Officer for guidance.

Nominal Gifts

IVA employees may accept without counting them toward the $250 annual limit, non-cash gifts of merely nominal value (i.e., up to $20 in value), which may include usual and customary promotional items, such as calendars, restaurant guides, hats, pens, or other items marked with a company’s logo. Such non-cash nominal gifts are not required to be reported to the Compliance Officer.

Gifts from Issuers

IVA research analysts, position managers, and other investment professionals may not accept gifts from issuers whose securities they buy, recommend to Funds, or consider recommending to Funds without a valid business purpose. Where an investment professional must accept transportation, business meals, entertainment, and/or lodging from an issuer in order to participate in an approved company-sponsored event, IVA must either pay for the investment professional’s share of the expense in advance, or the investment professional must make a good faith effort to obtain an invoice and make arrangements for IVA to pay for his or her proportional share of the expenses, as appropriate. However, a business meal provided by an issuer to persons attending a “road show,” analyst conference, or similar event will not be considered a gift for purposes of this paragraph if: (i) attendance at such event is the result of a general invitation given to investors and analysts for purposes of disseminating information, and is not limited to IVA employees; (ii) a representative of the issuer or underwriter is present; and (iii) such meals are not so frequent or extravagant as to raise any question of impropriety.

Business Meals

IVA employees may accept business meals from current or potential investors, vendors, service providers or counterparties without counting them toward the $250 annual limit if: (i) the meals have a valid business purpose; (ii) a representative of the investor, potential investor, vendor, service provider or counterparty is present; and (iii) the meals are not so frequent or extravagant as to raise any question of impropriety. Business meals have a valid business purpose when they provide an opportunity to discuss meaningfully IVA business or other legitimate business topics.

Entertainment

IVA employees may attend entertainment events without counting them toward the $250 annual limit if: (i) they have a valid business purpose; (ii) a representative of the investor, potential investor, client, vendor, service provider or counterparty is present; (iii) they are held at appropriate venues consistent with the highest standards of ethics, integrity, and professional propriety; 1 and (iv) they are not so frequent or extravagant as to raise any question of impropriety. Entertainment events have a valid business purpose when they provide an opportunity to discuss meaningfully IVA business or other legitimate business topics.

Travel Expenses

Except as described in this paragraph, no transportation or lodging expenses may be reimbursed or paid for by any entity other than IVA without the prior written approval from the Compliance Officer. An IVA employee may accept ground transportation if it is: (i) incidental to a business-related event or meeting; and (ii) reasonable under the circumstances. An IVA employee may not accept air transportation or lodging without the prior written approval of the Compliance Officer. If circumstances arise under which it would be impractical to refuse such travel or lodging, an IVA employee must make a good-faith effort to obtain an invoice and make arrangements for IVA to pay for his or her proportional share of the expense.

Reporting

All business meals, entertainment and non-cash gifts other than nominal gifts must be reported within ten (10) business days of receipt to Compliance on the Gift Receipt Form. A copy of the form is included at the end of this Code.

Personal Gifts

Notwithstanding the above, non-cash gifts based on a personal relationship (e.g., wedding gifts or gifts for the birth of a child) generally may be given or received without reporting them and without counting them toward any annual limit. However, such gifts must be given by an individual in his or her personal capacity and must not be so excessive or extravagant that such a gift would raise questions of impropriety and reasonableness under the circumstances. Any personal non-cash gifts that are received by an IVA employee from a current or potential investor, vendor, or service provider and exceed $250 in value must be reported to the Compliance Officer on the Gift Receipt Form. Further, personal non-cash gifts that are given by

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1 Business entertainment should always be appropriate and consistent with the highest professional standards. For example, venues that exclude particular classes of people based on their gender or ethnicity are inappropriate on their face.

an IVA employee to a current or potential investor, vendor, or services provider and exceed $300 must be reported to the Compliance Officer on the Gift Receipt Form.

Personal Relationships

Business relationships must not be influenced by any considerations other than the best interests of IVA and its investors. Personal interests may never be part of a decision to choose a particular vendor or service provider. In order to avoid even the appearance of a conflict of interest, the following rules apply to the purchase of products and services on behalf of IVA or its investors:

•	An employee may not be involved in a decision to purchase or lease products or services from a vendor or service provider where the IVA employee is also an employee, officer, director, or has any other material financial interest in that vendor or service provider.

•	An employee must consult the Compliance Officer before engaging any vendor or service provider to provide goods or services to IVA or its investors where a member of the employee’s family or a personal friend of the employee is an employee, officer, director, or has any other material financial interest in the vendor or service provider. The Compliance Officer will determine whether a conflict of interest exists such that the employee should re-assign decision-making responsibility to another employee.

•	Where the Compliance Officer has determined that a material conflict of interest exists and has re-assigned decision-making responsibility from an employee, that employee may not attempt to influence any such purchasing decisions.

Political and Charitable Contributions,
and Public Positions

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Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related Clients. Rule 206(4)-5 of the Advisers Act encompasses activities of registered as well as unregistered investment advisers.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

•	Registered investment advisers;

•	Advisers with fewer than fifteen clients that would be required to register with the SEC but for the “private advisor” exemption provided by Section 203(b)(3) of the Advisers Act;

•	Firms that solicit clients or investors on behalf of the types of advisers described above; and

•	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.2 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

  Any general partner, managing member or executive officer, or other individual with a similar status or function;

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2 A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

  Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and
  Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

There is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will fall outside of the definition of a “regulated person,” and will be ineligible to receive compensation for soliciting government entities, if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years. 3

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

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3 Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

  Advisers that directly manage the assets of a government entity (such as in a separate account);
  Advisers that manage assets of a government entity in a private fund (such as a hedge fund, private equity fund, etc.); and
  Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

Policies and Procedures

Political Contributions

Political contributions by IVA or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an Employee or any affiliated entity is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO using the attached Political Contribution Pre-clearance form. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by these policies and procedures, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The CCO will meet with any individuals who are expected to become “covered associates” to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients or investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will prepare a memorandum documenting the discussion’s scope and findings, which will be signed by the CCO and by the individual in question. These records will be retained in accordance with IVA’s record retention policies along with IVA’s Political

Contribution Pre-clearance forms.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance. However, Employee must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by IVA, rather than its Employees, must be pre-cleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule.

Public Office

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with IVA’s business activities.

Charitable Donations

Donations by IVA or Employees to charities with the intention of influencing such charities to become Clients are strictly prohibited. Making frequent or large charitable donations to organizations where senior representatives of current or potential investors have associations may create the appearance of a “pay to play” relationship. Accordingly, an IVA employee must receive written approval from the CCO in advance of making donations to charitable organizations recommended by representatives of or potential investors. Employees may use IVA’s Charitable Contribution For attached to the end of this manual to make a request.

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Soliciting Charitable Contributions

IVA employees may participate in outside charitable, educational, and other non-for-profit organizations in accordance with the relevant provisions of these procedures. Further, an employee may ask IVA to make a contribution through a written request to the Compliance Officer on IVA’s Charitable Contribution Form. A copy of the form is included at the end of this Code.

Statement of Compliance

Upon receipt of this Code of Ethics and at least annually thereafter, every Covered Person is required to execute an Employee Acknowledgement Form certifying that he or she has read and understands, has complied with and will continue to comply with, the procedures set forth in this Code of Ethics. A copy of the form is included at the end of this Manual.

Reporting Code Violations

Violations of the Code should be reported promptly. If you become aware of a violation of the Code, you must report the violation to the Compliance Officer. No adverse action will be taken against an employee solely for reporting in good faith a Code violation.

Enforcement

Compliance with these policies is an important condition of employment with IVA. Violations are extremely serious and may result in severe sanctions, which may include reduction of salary, loss of bonus, termination of employment for cause, or for certain violations, criminal sanctions. Accordingly, these policies will be interpreted broadly and any questions should be directed to the Compliance Officer. If an employee wishes to request an exception to these policies, he or she must obtain the prior written approval of the Compliance Officer.

Responsibility for enforcement of the Code of Ethics will lie with the Compliance Officer. The Compliance Officer will maintain a file which includes all memoranda referred to in this Code of Ethics and records of Covered Persons’ holdings reports, trade confirmations and monthly brokerage account statements.

Form 1-Gift Receipt Form

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•	All business meals, entertainment and non-cash gifts other than nominal gifts must be reported to the Compliance Officer on this form.

•	Any personal non-cash gifts that are received by an IVA employee from a current or potential investor, vendor, or service provider and exceed $250 in value must be reported.

•	Personal non-cash gifts that are given by an IVA employee to a current or potential investor, vendor, or service provider and exceed $300 must be reported.

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Name of Employee: _____________________________ Date: ____________

CHECK ONE:

GIFTS/GRATUITY GIVEN ___ / RECEIVED ___

Description of Gift or Gratuity	Date Given/ Rec’d	Name and Affiliation of Giver / Recipient	Business Purpose (if applicable)	Approximate Value	Supervisory Approval

Please refer to the Code of Ethics for guidance regarding what constitutes a gift and what must be reported or contact the Compliance Officer for more information.

Form 2-Personal Securities Trading Request Form

_______________________________________________________________________________________________

Employee Name: __________________________________

Details of Proposed Transaction (circle one):

•        purchase

•        sell

•        sell short

•        cover

- indicate name of issuer and ticker symbol

Name: __________________________________ Ticker:

- indicate type of security (e.g. note, common stock, preferred stock, etc.)

__________________________________

- indicate quantity of shares, units, etc.

__________________________________

- indicate approximate dollar amount of transaction

$__________________________________

- indicate for whose account transaction will be made

__________________________________

- indicate name of broker

__________________________________

Date: __________________________________

Signature: __________________________________

You may execute the proposed transaction on the date listed below only.

__________________________________

Authorized Signature

Date: __________________________________

Form 3-Quarterly Personal Securities Transactions Report

_______________________________________________________________________________________________

Name of Reporting Person:________________________________________________

Calendar Quarter Ended:________________________

Date Report Due:_________________________

Date Report Submitted: _____________________

Securities Transactions

Date of Transaction	Name of Issuer and Title of Security	No. Of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

_______________________________________________________________________

_______________________________________________________________________

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you did not establish a securities account during the quarter, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature                                                                                                                                                        ;                                  Date

Form 4-Initial Holdings Report

_______________________________________________________________________________________________

Name of Reporting Person: ______________________________________

Date Person Became Subject to the Code’s Reporting Requirements: _______________

Information in Report Dated as of: ________________

Date Report Due: _____________

Date Report Submitted: ____________

Securities Holdings (please complete or supply a copy of your securities statements)

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here. □

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

_______________________________________________________________________

_______________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you have no securities accounts to report, please check here. □

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature___________________________________________Date:________________________________________

Form 5- Annual Holdings Report

_______________________________________________________________________________________________

Name of Reporting Person: ______________________________________

Date Person Became Subject to the Code’s Reporting Requirements: __________

Information in Report Dated as of: _____________

Date Report Due: _____________

Date Report Submitted: ____________

Calendar Year Ended: December 31, _______

Securities Holdings (please complete or supply a copy of your securities statements)

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here. □

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

_________________________________________________________________

_________________________________________________________________

Securities Accounts

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you have no securities accounts to report for the year, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature                                                                                                                                                                                          Date

Form 6 – Political Contribution Pre-Clearance Form

_______________________________________________________________________________________________

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:

Title: _______________________________

Name of person or entity making the contribution (if other than Employee):

Recipient’s Name:

Title: _________________________________

List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions: ______________________________

Are you eligible to vote for the candidate? Yes / No If no, explain: _______________________

____________________________________________________________________________________

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others,

or coordinate contributions to elected officials, current candidates, or political parties where IVA is providing or seeking government business.

Date of contribution:                          Signature: _________________________________________

CCO Use Only

             Approved              Not Approved

Reviewed by:                                                           Date: ______________________________

If the contribution is a triggering contribution, how many such contributions have occurred in the past 12 months?

_______

(if IVA employs more than 50 people, 3 triggering contributions may occur in a calendar year, otherwise 2 are permissible)

If employee has in the past has made a triggering contribution, the request must be denied.

Attachment – Political Contribution Log

Date of Contribution	Name and Title of Employee who made Contribution	Name and Title of Recipient of Contribution	Dollar Amount of Contribution	Is Contribution Subject to the Exception for Certain Returned Contributions?	Notes
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No
Yes No

Form 6 – Charitable Contribution Form

_______________________________________________________________________________________________

Employee Name: __________________________________

Check proposed donor: Employer _____ IVA _____

- indicate name of charity

Name: __________________________________

- indicate name and firm of person recommending the charity

Name: __________________________________ Firm: __________________________________

- indicate dollar amount of the contribution

$_________________________________

Date: __________________________________

Signature: __________________________________

You may make the proposed contribution.

__________________________________

Authorized Signature

Date: __________________________________